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                                                                   EXHIBIT 99.1


                            [METROCALL LETTERHEAD]


                                PRESS RELEASE

OCTOBER 1, 1997
FOR IMMEDIATE RELEASE

CONTACT:  PAUL J. LIBERTY
          VP, INVESTOR RELATIONS
          703-660-6677 x6260
          pliberty@metrocall.com

          VINCENT D. KELLY
          CHIEF FINANCIAL OFFICER
          703-660-6677 ext. 6650

    METROCALL, INC. ANNOUNCES PRIVATE SECURITIES OFFERING

    ALEXANDRIA, VA, October 1, 1997 - Metrocall, Inc. ("Metrocall") (Nasdaq:
MCLL) announced today a proposed private offering of $150 million in Senior Subordinated Notes (the "Notes"). The Notes will have a maturity of 2007 and will be offered only to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act of 1933, as amended); other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) and (7) under the Securities Act); and outside the United States in compliance with Regulation S under the Securities Act.

    Metrocall intends to use the net proceeds of the proposed private offering to repay outstanding senior secured bank debt.

    The Notes proposed to be offered by Metrocall have not been and will not be registered under the Securities Act of 1933, as amended, or any state securities or blue sky laws and may not be offered or sold in the United States or in any state thereof absent registration or an applicable exemption from the registration requirements of such laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the proposed Notes.